   As filed with the Securities and Exchange Commission on October [  ], 1997
                    Registration Statement No. 333- [      ]

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                            MELLON BANK CORPORATION
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                   25-1233834
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

                             One Mellon Bank Center
                                500 Grant Street
                      Pittsburgh, Pennsylvania 15258-0001
                                 (412) 234-5000
    (Address of registrant's principal executive offices) (Telephone Number)

                               Carl Krasik, Esq.
                    Associate General Counsel and Secretary
                            Mellon Bank Corporation
                             One Mellon Bank Center
                                500 Grant Street
                         Pittsburgh, Pennsylvania 15258
                                 (412) 234-5222
           (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is registering additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------
    Title of each                                      Proposed                 Proposed
      class of                 Amount                   maximum                  maximum                Amount of
    securities to               to be               offering price              aggregate              registration
    be registered            registered                per share             offering price                fee
------------------------------------------------------------------------------------------------------------------------
Common Stock                        4,000,000                 $52.0625             $208,250,000                  $63,107
($.50 par value) (1)              shares  (2)                      (3)                      (3)
------------------------------------------------------------------------------------------------------------------------


(1) Includes stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock. This Registration Statement also relates to 325,000 shares of Common Stock previously registered (Registration No. 33-48486) under the Securities Act of 1933 for which a registration fee has previously been paid.

(2) If, prior to the completion of the distribution of the Common Stock covered by this Registration Statement, additional shares of Common Stock are issued or issuable as a result of a stock split or stock dividend, this Registration Statement shall be deemed to cover such additional shares resulting from the stock split or stock dividend pursuant to Rule 416.

(3) Calculated based upon the average of the high and low prices on October 15, 1997, as reported in the consolidated reporting system and published in The Wall Street Journal, in accordance with Rule 457(c).

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus which is a part of this Registration Statement includes all the information currently required in a prospectus relating to the securities covered by Registration Statement No. 33-48486 of Mellon Bank Corporation.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.


                           ------------------------

[LOGO] MELLON BANK CORPORATION



DIRECT STOCK PURCHASE
           AND
DIVIDEND REINVESTMENT PLAN



                                                                      PROSPECTUS
                                                                November 1, 1997

                               TABLE OF CONTENTS

Mellon Bank Corporation Direct Stock Purchase and
Dividend Reinvestment Plan . . . . . . . . . . . . . . . . . . .   3
Mellon Bank Corporation . . . . . . . . . . . . . . . . . . . . .  3
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Administrator . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Inquiries . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Enrollment . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Investment Options . . . . . . . . . . . . . . . . . . . . . . . . 6
Purchasing Shares through the Plan . . . . . . . . . . . . . . . . 8
Selling Shares through the Plan . . . . . . . . . . . . . . . . .  9
Safekeeping of Your Stock Certificates and Book Entry . . . . . . 10
Gifts or Transfers of Shares . . . . . . . . . . . . . . . . . .  10
Issuance of Certificates . . . . . . . . . . . . . . . . . . . .  11
Plan Service Fees . . . . . . . . . . . . . . . . . . . . . . . . 12
Tracking Your Investments . . . . . . . . . . . . . . . . . . . . 13
U.S. Federal Income Taxation . . . . . . . . . . . . . . . . . .  13
Available Information . . . . . . . . . . . . . . . . . . . . . . 14
Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     Stock Splits, Stock Dividends and Other Distributions . . .  15
     Voting of Proxies . . . . . . . . . . . . . . . . . . . . .  15
     Responsibility of Administrator and Mellon . . . . . . . . . 15
     Legal Matters . . . . . . . . . . . . . . . . . . . . . . .  16
     Plan Modification or Termination . . . . . . . . . . . . . . 16
     Change of Eligibility; Termination . . . . . . . . . . . . . 16
     Foreign Participation . . . . . . . . . . . . . . . . . . .  16
     Independent Public Accountants . . . . . . . . . . . . . . . 16

                            MELLON BANK CORPORATION

              DIRECT STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN


This prospectus describes the Mellon Bank Corporation Direct Stock Purchase and Dividend Reinvestment Plan. Mellon wanted to amend its currently existing Dividend Reinvestment and Common Stock Purchase Plan to modernize it and provide new, enhanced features, and the Plan is the result of that effort. The Plan promotes long-term ownership in Mellon Bank Corporation by offering:

 . A simple, cost-effective method for you to purchase shares of common stock directly from Mellon;

 .  A way to increase your Mellon holdings by reinvesting your cash dividends;
   and

 . The opportunity for you to purchase additional shares of Mellon common stock by making optional cash investments.

You do not have to be a current Mellon shareholder to participate in the Plan. You can purchase your first shares of Mellon common stock through the Plan by making an initial investment of $500 or more, including an enrollment fee of $6.00. If you currently participate in Mellon's Dividend Reinvestment and Common Stock Purchase Plan, you are automatically enrolled in the Plan.


                            MELLON BANK CORPORATION

Mellon Bank Corporation is a major financial services company headquartered in Pittsburgh, Pennsylvania, which engages principally in two core businesses, banking services and investment management:

 . Mellon's banking services businesses provide financial services to consumers, small business and private banking customers in the mid-Atlantic region, credit card and mortgage services nationally; and products in corporate/institutional banking, international banking, middle market banking, asset-based lending, leasing, real estate finance, capital markets/venture capital and insurance premium finance for corporations and institutions.

 . Mellon's investment management businesses provide trust and investment products and private asset management for consumers; and master trust, global custody of foreign securities, foreign exchange, securities lending, cash management and investment management for corporations and institutions.
   Mellon's mutual fund business is The Dreyfus Corporation.


Mellon Bank, N.A., Mellon's principal banking subsidiary, was founded in 1869 as
T. Mellon and Sons' Bank. Mellon's principal executive offices are located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001, telephone number
(412) 234-5000.

Neither the Securities and Exchange Commission nor any state securities regulators has approved or disapproved these securities or has determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

Securities purchased or held under the terms of the Plan are not insured by the FDIC or SIPC and may lose value. There is no bank guarantee attached to such securities.


                                    SUMMARY

-> ENROLLMENT:

 . New shareholders can join the Plan by making an initial investment of at least $500, including an enrollment fee of $6.00 and a trading fee of $.12 per share if the shares are purchased for you in the open market. You can pay by check or have your payment automatically withdrawn from your bank account in 10 monthly installments of $100 (a minimum of $1,000).

 .  Shareholders currently enrolled in Mellon's Dividend Reinvestment and Common
   Stock Purchase Plan are automatically enrolled in the Plan. No action or fee payment is required if you are a current participant.

 . Other existing Mellon shareholders can participate by submitting a completed enrollment form. If your shares are held in a brokerage account, you may participate directly by transferring registration of some or all of your shares into your name and submitting an enrollment form. No fee payment is required if you are already a Mellon shareholder.

-> REINVESTMENT OF DIVIDENDS: You can reinvest all or a portion of your cash dividends to purchase additional shares of Mellon common stock without paying trading fees. In order to take advantage of the dividend reinvestment option, you must reinvest the dividends on at least five shares.

-> FULL INVESTMENT: Full investment of your dividends is possible because you will be credited with both whole and fractional shares. Dividends are paid not only on whole shares, but also proportionately on fractional shares.

-> OPTIONAL CASH INVESTMENTS: After you are enrolled in the Plan, you can buy additional shares of Mellon common stock without paying any fees. You can invest a minimum of $100 up to $100,000 per calendar month. You can pay by check or have your payment automatically withdrawn from your bank account.

-> SAFEKEEPING OF CERTIFICATES: You can deposit your Mellon common stock certificates with ChaseMellon Shareholder Services for safekeeping, at no cost to you. A certificate for your shares will be sent to you, free of charge, upon request. However, fractional shares will not be issued.

-> GIFTS AND TRANSFERS OF SHARES: You can give or transfer your stock to others.

-> SELL SHARES CONVENIENTLY: If you choose to sell your Mellon common stock held in your Plan account, you will pay fees lower than those typically charged by stockbrokers.

-> TRACKING YOUR INVESTMENT: You will receive a statement or a notification after each transaction you make under the Plan. Statements provide the details of the transaction and show the share balance in your Plan account.


                                 ADMINISTRATOR

The Chase Manhattan Bank has been designated by Mellon to administer the Plan and act as Agent for the participants. The Chase Manhattan Bank has designated its affiliates, ChaseMellon Shareholder Services, L.L.C. and Chase Securities Inc., and other agents to perform certain services for the Plan. These companies will purchase and hold shares of stock for Plan participants, keep records, send statements, and perform other duties required by the Plan.

INQUIRIES:  CHASEMELLON SHAREHOLDER SERVICES

For information about the Plan contact ChaseMellon Shareholder Services:

 ChaseMellon Shareholder Services:             1-800-205-7699
 Outside the United States call collect:       (212) 946-7435
 Internet:                                     http://www.mellon.com
                                               http://www.chasemellon.com

Written requests and notices should be mailed as follows:

 Send Correspondence and all                   ChaseMellon Shareholder Services
 requests except Optional Cash Investments to: P.O. Box 3338

 Please include your daytime                  South Hackensack, N.J.  07606-1938
 telephone number.

 Send Optional Cash                           ChaseMellon Shareholder
                                              Services
 Investments to:                              Optional Cash Investments
 Send check or money order payable to         P.O. Box 382009
 Mellon Bank Corporation in U.S. dollars      Pittsburgh, PA  15250-8009
 (please use transaction stub at
 bottom of statement.)


                                   ENROLLMENT

You are eligible to participate in the Plan if you meet the requirements outlined below. If you live outside the United States, you should first determine if there are any governmental regulations that would prohibit your participation in the Plan.

-> If you do not currently own any Mellon common stock, you can join the Plan by making an initial investment of at least $500, but not more than $l00,000. You can join the Plan by returning a completed Enrollment Form to ChaseMellon Shareholder Services along with your check or money order payable to "Mellon Bank Corporation". Alternatively, if you authorize monthly investments for a minimum of 10 months, you can initiate your investments for a minimum of $100 per month, but not more than $100,000 per month. The Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. A $6.00 enrollment fee and a trading fee of $.12 per share (if the shares are purchased for you in the open market) will be deducted from your initial payment. See "Purchasing Shares Through the Plan" on page 8.

->   If you already own Mellon common stock and shares are registered in your name, you may join the Plan by returning a completed Enrollment Form to ChaseMellon Shareholder Services. If you have been participating in the Mellon Bank Corporation Dividend Reinvestment and Common Stock Purchase Plan, you will be automatically enrolled in the Mellon Bank Corporation Direct Stock Purchase and Dividend Reinvestment Plan and need not send in an Enrollment Form or take any other action unless you want to make a change.

->   If your shares are held in a brokerage account, and you wish to participate directly in the Plan, you should direct your broker, bank or trustee to register some or all of your Mellon common shares in your name. You can then join the Plan by returning a completed Enrollment Form to ChaseMellon Shareholder Services.


                               INVESTMENT OPTIONS

Once enrolled in the Plan, you have the following choices:

->   DIVIDEND REINVESTMENT: You can choose to reinvest all or a portion of the cash dividends paid on your shares held in the Plan toward the purchase of additional shares of Mellon common stock. To participate in the reinvestment feature of the Plan, you must reinvest the dividend on a minimum of five shares. If the number of shares on which dividends are reinvested falls below five shares, you will receive a check for the full amount of the dividend. You can change your election and dividend reinvestment options at any time by notifying ChaseMellon Shareholder Services. For a particular dividend to be reinvested, your notification must be received prior to the record date for the dividend. Mellon's record date is normally on or about the last business day of January, April, July and October. If you have any questions about the record date, please call ChaseMellon Shareholder Services at 1-800-205-7699.

     If you elect to reinvest your dividends, you must choose one of the following when completing the Dividend Reinvestment section of the Enrollment form.

     Full Dividend Reinvestment: You may purchase additional shares of Mellon common stock by reinvesting all of your cash dividends.

     Partial Dividend Reinvestment: You may purchase additional shares of Mellon common stock by reinvesting some of your dividends and receive the balance of your dividends in cash. If you choose to reinvest less than all of your dividends, you must specify the percent of shares on which dividends will be reinvested

     Deposit Cash Dividends Electronically: You can have your cash dividends deposited directly into your bank account instead of receiving a check by mail. This can be accomplished by completing the appropriate sections of the Enrollment Form or by notifying ChaseMellon Shareholder Services. Direct Deposit Authorization Forms will be acted upon as soon as practical after they are received. You can change your designated bank account for direct deposit or discontinue this feature by notifying ChaseMellon Shareholder Services.

If you do not elect to reinvest your dividends, all cash dividends will be paid to you by check or electronic deposit, depending upon your election under the Plan.


->   OPTIONAL CASH INVESTMENTS: You can purchase additional shares of Mellon common stock by using the Plan's optional cash investment feature. Optional cash investment must be at least $100 and cannot exceed $l00,000 per month. Interest will not be paid to you on amounts held pending investment.

     By Check or Money Order: Optional investments can be made by check or money order payable to Mellon Bank Corporation. Do not send cash. To facilitate processing of your investment, please use the transaction stub located on the bottom of your Plan account statement.

Mail your check and transaction stub to the address specified on the statement. You may not sell or withdraw shares purchased by check for a period of 15 days from the receipt of the check. This limitation on withdrawal or sale may be waived in individual cases by Mellon in its sole discretion.

    By Automatic Withdrawal from a Bank Account: If you wish to make regular monthly purchases, you can authorize an automatic monthly withdrawal from your bank account. This feature enables you to make ongoing investments without writing a check. For information on how to set up an automatic monthly withdrawal from your bank account, contact ChaseMellon Shareholder Services.

    Funds will be deducted from your account on the 15th day of each month. If this date falls on a bank holiday or weekend, funds will be deducted on the next business day. Please allow four to six weeks for the first automatic monthly withdrawal to be initiated. You must notify ChaseMellon Shareholder Services in writing to change or terminate automatic withdrawal.

    A $25.00 fee will be assessed for a check or automatic monthly withdrawal that is returned for insufficient funds.


                      PURCHASING  SHARES THROUGH THE PLAN

->   Purchase Intervals: The Administrator will make purchases for initial and optional investments as promptly as practical, but at least once each week. Purchases for reinvestment of dividends will be made on a quarterly basis and extend over a number of days to meet the requirements of the Plan.

->  Source and Pricing of Shares:

    Source of shares: Mellon common stock used to meet the requirements of the Plan will either be purchased in the open market by the Administrator or issued directly by Mellon from authorized but unissued shares or treasury shares. Mellon intends to use the proceeds from any newly issued shares or treasury shares for general corporate purposes.

    Shares purchased in the open market: If the shares are purchased in the open market, the price per share will be the weighted average purchase price of shares purchased to satisfy Plan requirements. All fractional shares are calculated to four decimals and are credited to your account. Except on initial investments, trading fees incurred by the Plan for purchases will be paid by Mellon and will be reported to you as taxable income. A trading fee of $.12 per share will be charged on initial investments.

    Shares purchased from Mellon: If the shares are purchased from Mellon for initial and optional investments, your price per share will be the average of the daily high and low sale prices quoted on the New York Stock Exchange (NYSE) Composite Transactions listing for the three day period preceding the date the shares are purchased. If the shares are purchased from Mellon for quarterly reinvestment of dividends, your price per share will be the average of the daily high and low sale prices quoted on the NYSE Composite Transactions listing for the three day period preceding the dividend payment date. If there is no trading of Mellon common stock on the NYSE for a substantial period of time during the pricing period, then the price per share will be determined by Mellon on the basis of such market quotations as it considers appropriate.

-> Timing and control: Because the Administrator will be the purchasing party on behalf of the Plan, neither Mellon nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or the selection of the broker/dealer making the purchases. Therefore, you will not be able to precisely time purchases and will bear the market risk associated with fluctuations in the price of Mellon's common stock. That is, if you send in an initial or optional investment, it is possible that the market price of Mellon's common stock could go up or down before the Administrator purchases stock with your funds. In addition, you will not earn interest on initial or optional investments for the period before the shares are purchased.

    Mellon engages in repurchases of its common stock from time to time for various corporate purposes. Such repurchases may occur during pricing periods.


                        SELLING SHARES THROUGH THE PLAN

You can sell any number of shares held in your Plan account, or in book entry form, by notifying ChaseMellon Shareholder Services. Sales will be made by the Administrator at least weekly, but may be made more frequently if volume dictates. The sale price for shares sold will be the weighted average price of shares sold during that period. You will receive the proceeds of the sale less a $15.00 sales transaction fee, a trading fee, and any required tax withholdings. See "Plan Service Fees" on page 12.

You can choose to sell your shares through a stockbroker of your choice, in which case you should request ChaseMellon Shareholder Services to either transfer or issue a certificate for your shares. See "Issuance of Certificates" on page 11.

Please note that if your total holdings fall below one share, the Administrator will liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

          Timing and control: Neither Mellon nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker/dealer making the sale. Therefore, you will not be able to precisely time sales and will bear the market risk associated with fluctuations in the price of Mellon's common stock. That is, if you send in a sell request it is possible that the market price of Mellon common stock could go up or down before the Administrator sells your shares.


             SAFEKEEPING OF YOUR STOCK CERTIFICATES AND BOOK ENTRY

Shares of Mellon common stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form. You will receive a periodic statement detailing the status of your holdings. For more information, see "Tracking Your Investments" on page 13.

Any Mellon shareholder may use the Plan's safekeeping service to deposit their Mellon common stock certificates at no cost. Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. With safekeeping, you retain the option of receiving cash dividends or reinvesting your dividends (provided that you reinvest the dividends on a minimum of five shares) or taking advantage of the sale of shares feature of the Plan. Certificates will be issued only upon written request to ChaseMellon Shareholder Services.

To use the safekeeping service, send your certificates to ChaseMellon Shareholder Services by registered mail with written instructions to deposit them in safekeeping. Certificates forwarded to ChaseMellon Shareholder Services by registered mail will automatically be covered by an Administrator blanket bond up to the first $100,000 of value. The certificates should not be endorsed and the assignment section should not be completed.


                          GIFTS OR TRANSFERS OF SHARES

You can give or transfer Mellon common shares to anyone you choose by:

-> Making a minimum initial $500 cash investment to establish an account in the recipient's name;

-> Submitting an optional cash investment on behalf of an existing shareholder in the Plan in an amount not less than $100 nor more than $100,000; or

->  Transferring shares from your account to the recipient.

Transfers must be made in whole shares unless you transfer your entire account. Shares can be transferred to new or existing shareholders. If a request regarding the "partial sale/transfer the balance" or "transfer all shares" in a Plan account reinvesting the dividends is received between the ex-dividend and the dividend record date, the processing of your request may be held until after your account is credited with the reinvested dividends. This hold period could be as long as four weeks.

All accounts opened will be automatically enrolled in full dividend reinvestment, provided there is a minimum of five shares transferred. New participants, at their discretion, may elect another option.

Signatures must be guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual signing the authorization papers or certificate(s) is in fact the registered owner(s) as it appears on the stock certificate(s) or stock power. You should contact your bank or broker for more information regarding the Medallion Guarantee program.

If you need additional assistance, please call ChaseMellon Shareholder Services at 1-800-205-7699.


                            ISSUANCE OF CERTIFICATES

You can withdraw all or some of the shares from your Plan account by notifying ChaseMellon Shareholder Services.

Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check (less any applicable fees) for the value of the fractional share will be mailed to you. You should receive your certificate within two to three weeks of mailing your request.

Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is issued in a name(s) other than your Plan account registration, the signature(s) on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Guarantee program, as previously described.

                               PLAN SERVICE FEES


Enrollment Fee for new investors                           $6.00 per account enrollment
Initial Purchase of Shares
Direct issuance                                                      No Charge
Open market purchase                                              $.12 per share
Sales of  Shares (partial or full)
Transaction Fee                                             $15.00 per sale transaction
Trading Fee                                                       $.12 per share
Reinvestment of Dividends                                            No Charge
Optional Cash Investments via check or automatic
investment                                                           No Charge
Gift or Transfer of Shares                                           No Charge
Safekeeping of Stock Certificates                                    No Charge
Certificate Issuance                                                 No Charge
Returned checks or rejected automatic investments                 $25.00 per item

Duplicate Statements
    Current year                                                     No Charge
    Prior  year(s)                                             $20.00 per year requested

The Administrator will deduct the applicable fees from either the initial investment or proceeds from a sale.

                           TRACKING YOUR INVESTMENTS

If you participate in dividend reinvestment, you will receive a quarterly statement showing all transactions (shares, amounts invested, purchase prices) for your account including year-to-date and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

If you do not participate in dividend reinvestment, you will receive a statement or notice confirming any transactions you make. If you continue to be enrolled in the Plan, but have no transactions, you will receive an annual statement of your holdings.

Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

You should notify ChaseMellon Shareholder Services promptly of any change in address since all notices, statements and reports will be mailed to your address of record. You will not be permitted to sell or withdraw shares from the Plan for a period of 15 calendar days following a change in address. This limitation on withdrawal or sale may be waived in individual cases by Mellon in its sole discretion.


                      U.S. FEDERAL INCOME TAX INFORMATION

The following is a summary of the general U.S. Federal income tax consequences for individuals participating in the Plan. This summary is not a comprehensive summary of all of the U.S. Federal income tax considerations that may be relevant to a participant in the Plan. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan (including, without limitation, state income tax consequences of participating in the Plan).

    Reinvested Dividends and Plan Expenses: Cash dividends reinvested under the Plan will be taxable as having been received by you even though you have not actually received them in cash. You will receive an annual statement from the Administrator indicating the amount of reinvested dividends reported to the IRS as dividend income. This statement will also report as taxable income any trading fees paid by Mellon on your behalf for purchases of shares.

You should not be treated as receiving an additional taxable distribution relating to your pro rata share of those fees of the Administrator or other costs of administering the Plan which are paid by Mellon. There is no assurance, however, that the IRS will concur with this position. Mellon does not currently intend to seek formal advice from the IRS on this issue.

    Transfer of Shares: You will not realize gain or loss for U.S. Federal income tax purposes upon the transfer of shares to the Plan or the withdrawal of whole shares from the Plan.

You will, however, generally realize gain or loss upon the sale of shares (including the receipt of cash for fractional shares) held in the Plan.


    Withholding: Plan participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the Plan. The Administrator is required to withhold from dividends paid the appropriate amount determined in accordance with U.S. Treasury regulations. Any applicable withholding tax may be determined by treaty between the U.S. and the country in which such participant resides. Accordingly, the amount of any dividends, net of the applicable withholding tax, will be credited to participant Plan accounts for the investment in additional Mellon common stock.


                             AVAILABLE INFORMATION

Mellon files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information Mellon files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at l-800-SEC-0330 for further information on the public reference rooms. Mellon filings with the SEC are also available to the public from commercial document retrieval services, on Mellon's website at "http://www.mellon.com", and at the website maintained by the SEC at "http://www.sec.gov."

The SEC allows Mellon to "incorporate by reference" the information it files with the SEC, which means that Mellon can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. Mellon incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of l934 until the offering is completed.

(a)  Annual Report on Form 10-K for the year ended December 31, l996.

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

(c) The description of the common stock set forth in Mellon's Registration Statement on Form 8-A, dated June 10, 1981, filed pursuant to Section 12(b) of the Exchange Act, including any reports updating such description.

(d) The description of the stock purchase rights set forth in Mellon's Registration Statement on Form 8-A, dated October 29, 1996, filed pursuant to Section 12(b) of the Exchange Act, including any reports updating such description.

Mellon will provide without charge to each person to whom a copy of this prospectus is delivered on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Secretary of Mellon, 1820 One Mellon Bank Center, Pittsburgh, Pennsylvania 15258-0001. Telephone requests for copies may be directed to: 1-800-205-7699.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Mellon has not authorized anyone to provide you with different or additional information. Mellon is not making an offer to sell any stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.


                                 MISCELLANEOUS

Stock Splits, Stock Dividends and Other Distributions

In the event dividends are paid in Mellon common stock, or if Mellon common stock is distributed in connection with any stock split or similar transaction, your account will be adjusted to reflect the receipt of the common stock so paid or distributed. In the event that stock rights issued by Mellon are redeemed, the funds received will be invested in additional shares of Mellon's common stock or paid directly to you, depending on your election under the Plan.

Voting of Proxies

You will be sent proxy materials including a proxy card representing both the shares for which you hold certificates and the shares, full and fractional, in your Plan account. The proxy will be voted as indicated by you. If the proxy card is not returned or if it is returned unsigned, none of your shares will be voted.

Responsibility of Administrator and Mellon

Neither Mellon nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability as follows:

 . arising out of failure to terminate your account upon your death prior to receiving written notice of such death;

 . with respect to the prices at which shares are purchased or sold for your Plan account, or in book entry form, and the times when such purchases or sales are made; and

 .  for any fluctuation in the market value after purchase or sale of shares.

Although the Plan contemplates the continuation of quarterly dividend payments, the payment of dividends is at the discretion of Mellon's Board of Directors and will depend upon future earnings, the financial condition of Mellon and other factors.

Neither Mellon nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

Legal Matters
Carl Krasik, Associate General Counsel and Secretary of Mellon Bank Corporation, has given his opinion regarding the validity of the common stock covered by this Prospectus. On September 30, 1997, Mr. Krasik owned 594 shares of Mellon's common stock and held 10,250 options, issued under Mellon's Long-Term Profit Incentive Plan, to purchase Mellon's common stock.

Plan Modification or Termination
Mellon reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. Mellon and the Administrator also reserve the right to change any administrative procedure of the Plan.

Change of Eligibility; Termination
Mellon reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Administrator will notify you in writing and will continue to safekeep your shares but will no longer accept optional cash investments from you or reinvest your dividends. ChaseMellon Shareholder Services will issue a certificate to you upon written request.

Foreign Participation
If you live outside of the United States, you should first determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. Mellon reserves the right to terminate participation of any shareholder if it deems it advisable under any foreign law or regulations.

Independent Public Accountants
The financial statements of Mellon Bank Corporation incorporated by reference from the 1996 Annual Report on Form 10-K in this prospectus have been audited by KPMG Peat Marwick LLP, independent public accountants, as indicated in their report with respect thereto, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Registration fee.................  $63,107
          Printing and engraving expenses..    7,500
                                             -------
          Accountants' fees................    3,500
                                             -------
          Legal fees and expenses..........    6,000
                                             -------
          Blue sky fees and expenses.......    1,000
                                             -------
          Miscellaneous expenses...........    5,000
                                             -------
          Total............................  $86,107*
                                             -------




          *Total expenses exclude an estimated $33,000 of annual recurring costs for the operation of the Plan.

Item 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the PBCL provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

     (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3)  by the shareholders.

     Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

     PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

     The Registrant has purchased liability insurance policies covering its directors and officers to insure against claims arising out of certain alleged wrongful acts on the part of such directors and officers and against claims arising out of certain alleged breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974 on the part of such directors and officers.

     The Restated Articles of Incorporation, as amended, of the Registrant (the "Articles") provide that, except as prohibited by law, every director and officer of the Registrant shall be entitled as of right to be indemnified by the Registrant against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Registrant or otherwise, in which such person may be involved (subject to certain limitations in the case of actions by such person against the Registrant) by reason of such person being or having been a director or officer of the Registrant or serving or having served at the request of the Registrant as a director, officer, employee, fiduciary or other representative of another entity. The Articles also give to indemnitees the right to have their expenses in defending such actions paid in advance by the Registrant, subject to any obligation imposed by law or otherwise to reimburse the Registrant in certain events. The Registrant has entered into an indemnity agreement (the "Indemnity Agreement") with each director and certain of its officers which provides a contractual right to indemnification against such expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

     The specific indemnity provisions of the PBCL, which are by their terms not intended to be exclusive, are, in general, not as broad as the provisions of the Articles and the Indemnity Agreement; however, one provision would preclude indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and another provision requires that advances of expenses may be made by a corporation only upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

     Article Seventh of the Articles and Article Two of the Registrant's By-Laws, as amended, both adopted by the shareholders of the Registrant at their annual meeting on April 20, 1987, further provide that, to the fullest extent that the laws of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.
The PBCL provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in the PBCL and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.


     ITEM 16.   EXHIBITS.

     An Exhibit Index, containing a list of all exhibits filed with this Registration Statement is included on page II-6.

     ITEM 17.    UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                            MELLON BANK CORPORATION


    Pursuant to the requirements of the Securities Act of 1933, Mellon Bank Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 17th day of October, 1997.


                                         MELLON BANK CORPORATION


                                         By /s/ STEVEN G. ELLIOTT
                                         -----------------------------
                                         Steven G. Elliott
                                         Vice Chairman and
                                         Chief Financial Officer
                                         and Treasurer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 17th day of October, 1997.

                                         By /s/ STEVEN G. ELLIOTT
                                         -----------------------------
                                         Steven G. Elliott
                                         Principal Financial Officer
                                         and Principal Accounting Officer


FRANK V. CAHOUET, Director and Principal Executive Officer, DWIGHT L. ALLISON, JR., Director, BURTON C. BORGELT, Director, CAROL R. BROWN, Director, J. W. CONNOLLY, Director, CHARLES A. CORRY, Director, C. FREDERICK FETTEROLF, Director, IRA J. GUMBERG, Director, PEMBERTON HUTCHINSON, Director, GEORGE W. JOHNSTONE, Director, ROTAN E. LEE, Director, ANDREW W. MATHIESON, Director, EDWARD J. McANIFF, Director, ROBERT MEHRABIAN, Director, SEWARD PROSSER MELLON, Director, DAVID S. SHAPIRA, Director, W. KEITH SMITH, Director, JOAB L. THOMAS, Director, WESLEY W. von SCHACK, Director, WILLIAM J. YOUNG, Director.

                                         By /s/ CARL KRASIK
                                         -----------------------------
                                         Carl Krasik
                                         Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit
Number
-------


4.1 Mellon Bank Corporation's Restated Articles of Incorporation, as amended and restated as of September 2, 1993, previously filed as Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

4.2 Amendment of April 26, 1997 to Mellon Bank Corporation's Restated Articles of Incorporation previously filed as Exhibit 3.2 to Registration Statement on Form S-4 (No. 333-27945) and incorporated herein by reference.

4.3 Amendment of September 26, 1997 to Mellon Bank Corporation's Restated Articles of Incorporation.

4.4  Mellon Bank Corporation's By-Laws, as amended, effective September 16,
     1997.

4.5 Mellon Bank Corporation's Shareholder Protection Rights Agreement, previously filed as Exhibit 1 to Form 8-A Registration Statement (File No. 1-7410) dated October 29, 1996, and incorporated herein by reference.

4.6 Form of Common Stock Certificate previously filed as Exhibit 4.3 to Registration Statement on Form S-3 (No. 33-56228) dated December 22, 1992, and incorporated herein by reference.

5.1 Opinion of Carl Krasik, Esq. as to the legality of the securities to be issued.

23.1  Consent of KMPG Peat Marwick, LLP.

23.2 Consent of Carl Krasik, Esq. is contained in the opinion of counsel filed as Exhibit 5.1.

24.1  Powers of Attorney.